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                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of SED International Holdings, Inc. listed below of our report dated October 11, 2002, with respect to the consolidated financial statements of SED International Holdings, Inc. included in the Annual Report (Form 10-k) for the year ended June 30, 2002.

- Registration Statement No. 333-47172 on Form S-8 pertaining to the 1999 Stock Option Plan

- Registration Statement No. 333-44103 on Form S-8 pertaining to the 1997 Stock Option Plan

- Registration Statement No. 333-35055 on Form S-8 pertaining to the Southern Electronics Corporation 1997 Stock Option Plan

- Registration Statement No. 33-64133 on Form S-8 pertaining to the Southern Electronics Corporation 1991 Stock Option Plan

- Registration Statement No. 33-64135 on Form S-8 pertaining to the Southern Electronics Corporation 1995 Formula Stock Option Plan

                                                 /s/ Ernst & Young LLP

Atlanta, Georgia
October 11, 2002